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                                                                    Exhibit 10.3


                             ASSIGNMENT OF CONTRACT


THIS ASSIGNMENT AGREEMENT (the "Agreement"), is dated as of May 22, 2003 by and between Omniscent Corp, Inc., a Florida Corporation, through its Chief Executive Officer, and Sharon Lallouz, collectively, the undersigned Assignors ("Assignors") and Nimbus Group, Inc. a Florida Corporation. The undersigned Assignee ("Assignee").

WITNESSETH:

         WHEREAS, as of January 5, 2003 Assignors entered into a certain licensing Agreement (the "License") pursuant to which they agreed to enter into a certain license to develop, sell and market a fragrance under the brand name known as Phantom (The "Brand")

         WHEREAS, Since January 5, 2003 and as contemplated by the Agreement, Assignors developed the brand.

         WHEREAS, Assignee desires to acquire the License and Assignors desires to assign the rights to the License to Assignee as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows

FOR GOOD AND VALUABLE CONSIDERATION, Assignors hereby assigns, transfers and sets over to Assignee all rights, title and interest held by the Assignors in and to the License:

The Assignors warrants and represents that said License is in full force and effect and is fully assignable.

The Assignors warrants that the License is without modification, and remains on the terms contained.

The Assignors further warrants that it has full right and authority to transfer said License and that the License rights herein transferred are free of lien, encumbrance or adverse claim.

The Assignee hereby assumes and agrees to perform all the remaining and executory obligations of the Assignors under the License and agrees to indemnify and hold the Assignor harmless from any claim or demand resulting from non-performance by the Assignee.

The Assignee shall collect 100% of the royalties under the License. Assignee will be entitled to keep 70% of royalties and remit to Assignor 30% of the monies it collects


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under the License and shall remit it to Assignors 5 business days after receipt of monies under the License. Assignee is not entitled, and will not share to any other monies received by Assignors Prior to, nor after the assignment date of this agreement, (Assignment) for the development rights of the brand which rights are not assigned herein.

ASSIGNMENT AND DELIVERY OF CERTAIN ASSETS.

The Assignee shall cause the issuance of 2,500,000 Shares of Assignee's Preferred Convertible Stock to Assignors and Assignors shall deliver to Assignee the License Agreement in the form attached hereto as Exhibit A.

Termination Option for Material Breach. Except as otherwise provided in this
Section if Assignee breaches any of its obligations under this Agreement, Assignor may terminate this Agreement by giving a notice of breach to Assignee. Termination will become effective automatically unless Assignee completely cures the breach within thirty (30) days after the giving of such notice.

Termination Option/Change of Ownership. The parties mutually acknowledge that this Agreement is being entered into based upon Assignors' evaluation of and reliance upon the current Ownership, management and control of Assignee. On the basis of the information provided by Assignee to Assignors, Assignors have determined that current management of Assignee has the technical, marketing and sales expertise, business reputation and sensitivity to Assignors unique image and to the goodwill represented by the Trademarks, all of which are necessary to carry out the purposes of this Agreement. Neither this Agreement nor any of the Assignee's rights hereunder are assignable by Assignee, without the prior written consent of Assignors which consent will not be unreasonably withheld.

Termination Option/Additional Causes. ASSIGNORS may terminate this Agreement immediately without any right to cure if any of the following events occur:

                  (a) ASSIGNEE merges or consolidates with or into any other unaffiliated corporation, or directly or indirectly sells or otherwise transfers, sells or disposes of all or a substantial portion of its business or assets; and

                  (b) ASSIGNEE intentionally reports materially incorrect or false , sales or financial information; and

                  (c) ASSIGNEE is declared bankrupt or is dissolved either compulsorily or voluntarily, or a petition is presented or an order is made or an effective resolution is passed or analogous proceedings are taken for bankruptcy, dissolution, composition, concordance, reorganization or winding-up of ASSIGNEE, or if ASSIGNEE convenes a meeting for the purpose of making, or proposes or enters into, any arrangement or composition for the benefit of its creditors, or if an encumbrances takes possession of, or a receiver or other similar officer is appointed for, the whole or any part of the assets or undertakings of ASSIGNEE, or if ASSIGNEE stops payment to its creditors generally, or ceases or threatens to cease to carry on its business or any substantial part thereof, or becomes insolvent or unable to pay or discharge its liabilities in the ordinary course of business, or if ASSIGNEE assigns the whole or any substantial part of its assets or undertakings for the benefit of creditors; and




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                  (d) a subcontractor retained by ASSIGNEE manufactures or sells
Products without the express authorization of ASSIGNORS and ASSIGNEE consented to, and

                  (e) any other agreement between ASSIGNORS and ASSIGNEE is terminated or expires.

                  (f) No Assignee. No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of ASSIGNEE's assets or business shall have any right to continue the performance or rights of ASSIGNEE under this Agreement.

DISPUTE RESOLUTION

ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, having not been cured within the herein prescribed time, arising out of or relating to the relationship between ASSIGNOR (including any of its parents, subsidiaries, officers, employees, affiliates, agents, and representative, and the officers and employees of all such entitles) and ASSIGNEE (including any of its parents, subsidiaries, officers, employees, agents or affiliates, and the officers and employees of all such entities) including, without limitation, any claim that any terms in this Agreement are unenforceable or otherwise avoidable, shall be submitted to binding arbitration and shall be determined in accordance with the rules of the AMERICAN ARBITRATION ASSOCIATION. Such Arbitration shall be conducted in English before a sole arbitrator who shall be a United States national, selected in accordance with said rules. The Arbitration, including the rendering of the award shall take place in Miami, Florida. The conflict of law rules of the State of Florida shall be applicable. Judgment upon the award of the Arbitrator may be entered in any court having jurisdiction thereon. The parties acknowledge that this Agreement and any award rendered pursuant to it shall be governed by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards. This clause shall not, however, limit ASSIGNOR's right to institute or join in any petition or action before a federal bankruptcy court, as may be necessary in ASSIGNOR's sole subjective judgment, to seek to receive from ASSIGNEE payments due under this Agreement. Furthermore, this clause shall not limit ASSIGNEE's or Assignor's right to obtain any provisional remedy, including, without limitations, injunctive relief, writs for recovery of possession or similar relief, from any court of competent jurisdiction, as may be necessary in ASSIGNOR's sole subjective judgment, to protect its trademark or other property rights including liens and security interests. The existence and outcome of any arbitration proceedings shall be kept confidential except to the extent necessary to obtain judgment on or enforce any arbitration award. Either party may invoke this paragraph after providing thirty (30) days' written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law.

                  (a) Entitlement to Costs. If any legal action or dispute arises under this Agreement, arises by reason of any asserted breach of it, or arises between the parties and is related in any way to the subject matter of the Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, investigative costs, reasonable accounting fees and charges for experts. The "prevailing party" shall be the party who obtains a final judgment in its favor or a provisional remedy such as a preliminary injunction or who is entitled to recover its reasonable costs of suit, whether or not the suit proceeds to final judgment; if there is no court action, the prevailing party shall be the party who wins any dispute. A party need not be awarded money damages or all relief sought in order to be considered the "prevailing party" by a court.




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                  (b) GOVERNING LAW All questions concerning this Agreement, the rights and obligations of the parties, enforcement and validity, effect, interpretation and construction which are governed by state law shall be determined under the laws of the State of Florida. United States federal law shall apply to all other issues.


This assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.



/s/ Sharon Lallouz
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Assignor's Signature


/s/ Sharon Lallouz
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Assignor's Printed Name



/s/ Michael B. Wellikoff
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Assignee's Signature






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